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                                 EXHIBIT 10(k)

                               Amendment No. 2 to
             Metatec Corporation 1992 Directors' Stock Option Plan


         The Metatec Corporation 1992 Directors' Stock Option Plan (the "Original Plan"), as previously amended by Amendment No. 1 to the Original Plan (collectively, the "Plan"), is hereby amended pursuant to the following provisions:

         Section 1.       Definitions.
                          ------------

         All capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given such terms in the Plan.

         Section 2.       Term of Options.
                          ----------------

         If, after a Grantee reaches the age of 70, that Grantee ceases to be an Eligible Director for any reason other than his death or discharge for cause, then: (a) any unvested portion of any One-Time Option granted to that Grantee automatically shall vest and become exercisable at that time; and (b) any Option or portion of an Option (hereinafter, simply an "Option") which is otherwise then exercisable by that Grantee (including without limitation any unexercised portion of a One-Time Option) shall not terminate as provided in
Section 5(iv) of the Original Plan and shall continue to be exercisable during the remainder of the original term of that Option; provided that if such Grantee thereafter dies, then each such Option shall terminate unless exercised within one year after the date of that Grantee's death (but in no event after expiration of the original term of that Option).

         The preceding provisions shall not be construed to modify the provisions of the Plan relating to termination of any unexercised Options held by any Grantee who ceases to be an Eligible Director as the result of that Grantee's death or discharge for cause.

         Section 3.       Effective Date; Construction.
                          -----------------------------

         The effective date of this amendment is January 25, 1995, and this amendment shall be deemed to be a part of the Plan as of such date. In the event of any inconsistencies between the provisions of the Plan and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Plan shall continue in full force and effect without change.

         This amendment shall be submitted to the shareholders of the Company for their approval as soon as practicable, but in any event not later than 12 months after this amendment has been adopted by the board of directors of the Company. Notwithstanding the preceding paragraph or any other provisions of this amendment to the contrary, if this amendment is not approved by the shareholders of the Company within such 12- month period, this amendment shall automatically become null and void and have no further force or effect, and the Plan shall continue in effect without this amendment.